Exhibit 10.1

Exhibit 10.1

Independent Auditors’ Consent

The Board of Directors

Signet Group plc

We consent to the incorporation by reference in the registration statements (No. 333-8764, 333-9634 and 333-12304) on Forms S-8 of Signet Group plc of our report dated March 26, 2003, with respect to the consolidated balance sheets of Signet Group plc as of February 1, 2003 and February 2, 2002, and the related consolidated profit and loss account, cash flow statement, reconciliation of net cash flow movement to net debt, consolidated statement of total recognized gains and losses and consolidated shareholders’ funds for each of the years ended February 1, 2003, February 2, 2002 and January 27, 2001 which report appears in the February 1, 2003, Annual Report on Form 20-F of Signet Group plc.

/s/ KPMG Audit Plc

KPMG Audit Plc
London, England
April 22 2003